UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Astronics Corporation (the “Company”) amended its existing credit facility on May 4, 2020 by entering into Amendment No. 1 (the “Amendment”) to the Fifth Amended and Restated Credit Agreement dated as of May 4, 2020, with HSBC Bank USA, National Association, as Agent, and the lenders signatory thereto. The Amendment reduced the revolving credit line from $500 million to $375 million. There remains the option to increase the line by up to $150 million. The amended facility suspends the application of the leverage ratio up through and including the second quarter of 2021 (the “suspension period”). The maximum net leverage ratio will be 6.00 to 1 for the third quarter of 2021, 5.50 to 1 for the fourth quarter of 2021, 4.50 to 1 for the first quarter of 2022, and return to 3.75 to 1 for each quarter thereafter.
During the suspension period, the amended facility requires the Company to maintain minimum liquidity, defined as unrestricted cash plus the unused revolving credit commitments, of $180 million at all times, and a minimum interest coverage ratio of 1.75x on a quarterly basis, except for the first quarter of 2021, which is set at 1.50x. During the suspension period, the Company will pay interest on the unpaid principal amount of the amended facility at a rate equal to one-, three- or six-month LIBOR (which shall be at least 1.00%) plus 2.25%. After the suspension period, the Company will pay interest on the unpaid principal amount of the amended facility at a rate equal to one-, three- or six-month LIBOR (which shall be at least 1.00%) plus between 1.00% to 2.25% based upon the Company’s leverage ratio.
The amended facility also temporarily restricts certain activities, including acquisitions and share repurchases, and requires mandatory repayments during the suspension period when the Company’s cash balance exceeds $100 million.
The above description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
Amendment No. 1 to the Fifth Amended and Restated Credit Agreement dated May 4, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	May 6, 2020	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No.1 to the Fifth Amended and Restated Credit Agreement dated May 4, 2020